UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: September 28, 2009
(Date of earliest event reported)
TOLL BROTHERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
250 Gibraltar Road
Horsham, PA 19044
(Address of principal executive offices and zip code)
(215) 938-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TOLL BROTHERS, INC.
FORM 8-K
Item 8.01 Other Events.
     On September 28, 2009, Toll Brothers, Inc. (the “Company”) issued a press release announcing the preliminary results of a previously announced tender offer (the “offer”) by Toll Brothers Finance Corp., Inc., the Company’s wholly-owned subsidiary, to purchase for cash up to $150 million in aggregate principal amount of its 6.875% Senior Notes due 2012 and 5.95% Senior Notes due 2013 (collectively, the “Notes”) and an amendment to the terms of the offer. The amendment increases the maximum aggregate principal amount of Notes subject to the offer from $150 million to $200 million. All other terms of the offer remain unchanged. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
d) Exhibits
99.1	Press Release of Toll Brothers, Inc. issued September 28, 2009.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC. (Registrant)
By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President, Chief Accounting Officer

Date: September 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Toll Brothers, Inc. issued September 28, 2009.